                                                                   EXHIBIT 99.2





                                 AUTOCYTE, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                            QUARTER ENDED                      SIX MONTHS ENDED
                                                              JUNE 30,                             JUNE 30,
                                                       1999               1998              1999               1998
                                                   -----------------------------------------------------------------


Net sales                                           $ 1,187            $ 1,202           $  2,349            $ 2,279
Cost of goods sold                                      991                804              1,811              1,481
                                                   -----------------------------------------------------------------
     Gross Profit                                       196                398                538                798

Operating expenses:
   Research and development                           1,117              1,229              2,286              2,273
   Selling, general and administrative                1,878              1,840              3,628              3,842
   Nonrecurring expenses (1)                          3,481                  -              3,481                 -
                                                   -----------------------------------------------------------------
                                                      6,476              3,069              9,395              6,115
                                                   -----------------------------------------------------------------
Operating loss                                       (6,280)            (2,671)            (8,857)           $(5,317)
Interest income                                         184                343                412                722
Interest expense                                        (36)                (3)               (62)                (8)
                                                   -----------------------------------------------------------------
Net loss                                            $(6,132)           $(2,331)          $ (8,507)           $(4,603)
                                                   =================================================================

Net loss per share                                  $ (0.45)           $ (0.18)          $  (0.65)           $ (0.36)
                                                   =================================================================

Weighted-average common
 shares outstanding                                  13,557             12,670             13,163             12,638
                                                   =================================================================


(1) Nonrecurring expenses consisted of $2.9 million of in-process research and development acquired from Neuromedical Systems, Inc. and $600,000 of expenses associated with the pending merger with NeoPath, Inc.





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                                 AUTOCYTE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)





                                                                   JUNE 30,           DECEMBER 31,
                                                                     1999                 1998
                                                              ------------------------------------
                                                                 (Unaudited)

ASSETS
Current assets:
     Cash and cash equivalents                                     $ 11,817             $ 19,986
     Accounts receivable                                                980                  919
     Inventory                                                        3,230                3,241
     Other current assets                                               409                  354
                                                              ----------------------------------
       Total current assets                                          16,436               24,500

Property and equipment                                                2,602                2,763
Intangible assets                                                    13,349                2,763
                                                              ----------------------------------
       Total assets                                                $ 32,387             $ 30,026
                                                              ==================================



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities and deferred revenue                           $  3,209             $  2,385
Long-term liabilities                                                   921                  794
Stockholders' equity:
     Capital stock                                                   59,211               49,725
     Deferred compensation                                           (1,449)              (1,880)
     Accumulated deficit                                            (29,505)             (20,998)
                                                              ----------------------------------
       Total stockholders' equity                                    28,257               26,847
                                                              ----------------------------------
       Total liabilities and stockholders' equity                  $ 32,387             $ 30,026
                                                              ==================================












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